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                                                                     EXHIBIT 8.1


                     [Letterhead of Andrews & Kurth L.L.P.]



                               December 31, 1997


American Realty Trust, Inc.
10670 North Central Expressway
Suite 300
Dallas, Texas  75231

Re:      American Realty Trust, Inc.
         Registration Statement on Form S-4
         453,552 shares of Series F Cumulative Convertible Preferred Stock, par value $2.00 per share

Ladies and Gentlemen:

         We have acted as counsel for American Realty Trust, Inc., a Georgia corporation (the "Company"), in connection with a Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 453,552 shares of the Company's Series F Cumulative Convertible Preferred Stock, par value $2.00 per share (the "Preferred Stock"), to be offered in connection with the proposed merger (the "Merger") of ART Newco, LLC, a Massachusetts limited liability company (the "Massachusetts LLC"), of which the Company and ART Newco Holdings LLC, a Texas limited liability company that is a wholly owned subsidiary of the Company, are the sole members, with and into EQK Realty Investors I, a Massachusetts business trust (the "Massachusetts Trust"), with the Massachusetts Trust as the surviving entity. In that capacity, we have examined the charter and bylaws of the Company and the Second Amended and Restated Declaration of Trust, as amended, of the Trust, the Registration Statement, the action taken by the Company, the Massachusetts LLC, and the Massachusetts Trust in connection with the Merger, and the issuance of 453,552 shares of the Preferred Stock pursuant thereto, and such other materials and matters as we have deemed necessary to the issuance of this opinion.

         In all such examinations, we have assumed the genuineness of all signatures, the authority to sign of all signatories, the due execution of all original and certified documents, and the conformity to the original and certified documents of all copies submitted to us as conformed, photostatic or facsimile copies. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers of the Company, the Massachusetts LLC, the Massachusetts Trust, public officials and others. In addition, we have assumed that the Agreement and Plan of Merger to be entered into between the Massachusetts, LLC, Basic Capital Management, Inc., the Massachusetts Trust, Compass Retail, Inc. and the Company in connection with the Merger (the "Merger Agreement") will become effective substantially in the form included in the
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American Realty Trust, Inc.
December 31, 1997
Page 2


Registration Statement. All capitalized terms used but not defined herein shall have the meaning assigned to them in the Registration Statement.

         Based upon our examination of the foregoing items, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that (i) the payment of the EQK Merger Consideration to the Public EQK Shareholders pursuant to the Merger will be treated as a taxable transaction for Federal income tax purposes and (ii) the statements made in the Proxy Statement/Prospectus included in the Registration Statement under the headings "The Proposed Merger and Related Matters -- Certain Federal Income Tax Consequences" to the extent they constitute matters of law or summaries of legal matters or legal conclusions have been reviewed by us and are correct in all material respects.

         The opinions herein are based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinions are rendered as of the date hereof and we assume no obligation to update or supplement these opinions or any matter related to these opinions to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinions are based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinions are not binding on the Internal Revenue Service or a court. In addition, we must note that our opinions represent merely our best legal judgment on the matters presented and that others may disagree with our conclusions. There can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinions if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue these opinions is incorrect, our opinions might be adversely affected and may not be relied upon.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Summary -- Certain Federal Income Tax Consequences," "The Proposed Merger and Related Matters -- Certain Federal Income Tax Consequences" and "Legal Matters", in the Registration Statement and Proxy Statement/Prospectus that is a part thereof. By giving such consent, we do not hereby admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        /s/ Andrews & Kurth L.L.P.